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EXHIBIT 10.1

                           EXCLUSIVE LICENSE AGREEMENT
                           ---------------------------

         This Exclusive License Agreement (the "AGREEMENT") is made as of May 1, 2006 (the "EFFECTIVE DATE"), by and between Smoky Systems, LLC, a Nevada limited liability company ("LICENSOR"), and Smoky Market Foods, Inc., a Nevada corporation ("LICENSEE"). This Agreement may refer to the parties individually as a "PARTY" or collectively as the "PARTIES."

                                    RECITALS
                                    --------

         A. Licensor owns certain intellectual property rights (including but not limited to the trademark SMOKY MARKET(R)), contract rights, and other rights relating to the production, marketing, distribution, and/or sale of meats, fish, poultry, vegetables, and other food products.

         B. Licensee desires to obtain, and Licensor is willing to grant to Licensee, an exclusive worldwide license to exercise those intellectual property rights and related rights.

                      COVENANTS, PROMISES, AND OBLIGATIONS
                      ------------------------------------

         NOW, THEREFORE, in consideration of the recitals set forth above, the mutual covenants, promises, and obligations set forth herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the Parties, and intending to be legally bound hereby, Licensor and Licensee agree as follows:

1. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, including without limitation in the preamble and Recitals, the following terms shall have these meanings:

      1.1 "AFFILIATE" means, with respect to a Party, any Person controlled by, controlling, or under common control with the Party. For this purpose, control means direct or indirect beneficial ownership of at least a fifty percent (50%) interest in the income, stock, or other ownership structure of such Person or other operational control. Notwithstanding the foregoing definition, the term "Affiliate" when used with respect to Licensee shall not include Licensor and when used with respect to Licensor shall not include Licensee, except as expressly stated otherwise in this Agreement.

      1.2 "IMPROVEMENTS" means (a) any and all improvements to any of the Intellectual Property Rights that Licensor and/or any of its Affiliates makes, authors, invents, discovers, conceives, designs, reduces to practice, or otherwise develops during the Term; and (b) any and all "derivative works" (as defined under the United States Copyright Act) of any works of authorship available for use by Licensee pursuant to the Licensed Rights under this Agreement that Licensee and/or any of its Affiliates authors or creates, or contracts with third parties to author or create, during the Term.

      1.3 "INTELLECTUAL PROPERTY RIGHTS" means (a) patents, utility models, patent applications, and continuing (continuation, divisional, or continuation-in-part) applications, re-issues, extensions, renewals, and re-examinations thereof and patents issued thereon ("PATENTS"); (b) registered and unregistered trademarks, service marks, trade names, domain names, and all of the associated goodwill ("MARKS"); (c) registered and unregistered copyrights and all other literary and author's rights ("COPYRIGHTS"); (d) trade secrets, know-how, show-how, concepts, ideas, methods, processes, designs, discoveries, improvements, and inventions, whether patentable or unpatentable ("TRADE SECRETS"); (e) all other intellectual, industrial, and proprietary rights now or hereafter coming into existence throughout the world; (f) applications for and registrations, renewals, and extensions of any of the foregoing; and (g) exclusive and non-exclusive license rights to any of the foregoing. Any and all Intellectual Property Rights that expire and/or that are finally determined by court(s) or other government bodies of competent jurisdiction to be invalid or unenforceable shall thereafter be excluded from this definition of "Intellectual Property Rights."

      1.4 "LICENSED RIGHTS" means any and all Intellectual Property Rights, sub-licensable or otherwise delegable contract rights, and other related rights owned or otherwise held by Licensor with respect to the production, marketing, distribution, and/or sale of meat, fish, poultry, vegetable, and other food products.

      1.5 "LICENSED PRODUCTS" means any and all meat, fish, poultry, vegetable, and other food products identified on Exhibit A to the Processing Agreement and all related and derivative food products developed during the Term by Licensor and/or its Affiliates. A food product shall be considered a "related" or "derivative" food product if (a) absent this Agreement, it would infringe or otherwise violate any of the Licensed Rights; (b) it is made using a process, method, or machine that, when used absent this Agreement, would infringe or otherwise violate any of the Licensed Rights; and/or (c) is marketed or sold using modular kiosks and/or buildings designed by Licensor.

      1.6 "LICENSED MARKS" means the registered Mark "SMOKY MARKET" and associated logo(s), the Marks "SMOKE-BAKED," "SouthernQ, BarBQ Station," "BarBQ2U" and "SMOKE-BAKING," and all other Marks owned by and licensed to Licensor relating to the production, marketing, distribution, and/or and sale of meats, fish, poultry, vegetables, and other food products.

      1.7 "PERSON" means any natural person, corporation, partnership, trust, limited liability company, association, organization, governmental authority, or other legal entity.

      1.8 "PROCESSING AGREEMENT" means that certain Processing Agreement dated January 10, 2001 between Licensor and May Ann's Specialty Foods, Inc. (the "PROCESSOR"), as the same may be amended from time to time.

      1.9 "PROCESSING AND SPECIAL FACILITIES COST" means the sum of (a) the cost to Licensee, its Affiliates, sublicensees, and/or franchisees of purchasing Licensed Products from the Processor and/or manufacturing Licensed Products; (b) the purchase, manufacturing, and/or lease costs of Licensee, its Affiliates, sublicensees, and/or franchisees associated with the proprietary ovens used to produce Licensed Products; and (c) the purchase, manufacturing and/or lease costs of Licensee, its Affiliates, sublicensees, and/or franchisees associated with any and all modular kiosks and buildings and mobile kitchen trailers designed by Licensor and used by Licensee, its Affiliates, sublicensees, and/or franchisees in the production, marketing, and/or sale of Licensed Products.

      1.10 "ROYALTY" means five percent (5%) of the Processing and Special Facilities Cost.

      1.11 "SALES" means the gross amounts invoiced by Licensee, its Affiliates, sublicensees, and/or franchisees on sales of Licensed Products, without double-counting any invoice amounts for the same products, minus any amounts refunded or credited back to Affiliates, sublicensees, franchisees, and customers on returns of


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             Licensed Products. If a Licensed Product is sold in a single-priced package with non-Licensed Products, "Sales" of that Licensed
             Product will be calculated based on the average Sales amount invoiced for that Licensed Product on a stand-alone basis during the same quarter or, if no such Sales took place, at a reasonable amount to be agreed by the Parties.

      1.12   "TERRITORY" means the world.

2. GRANT OF RIGHTS.

      2.1 LICENSES. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, under the Licensed Rights and any Improvements, the exclusive right and license in the Territory during the Term, to: (a) make, have made, use, sell, and import Licensed Products; (b) make, have made, use, and import machines, tools, materials, and other instrumentalities, insofar as such machines, tools, materials, and other instrumentalities are involved in or incidental to the development or production of Licensed Products; (c) convey to any customer the right to resell Licensed Products (whether or not as part of a larger combination);
             (d) otherwise exercise the License Rights in the production, marketing, and/or sale of Licensed Products; (e) sublicense to third parties any or all of the foregoing rights; and (f) engage in franchising.

      2.2    LICENSED MARKS.

             2.2.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee the exclusive right and license in the Territory during the Term, to use the Licensed Marks to identify, promote, advertise, distribute, sell, and/or offer to sell Licensed Products and otherwise exercise Licensee's rights under this Agreement.

             2.2.2 All proprietary rights and goodwill in the Licensed Marks arising from the use of the Licensed Marks pursuant to this Agreement shall inure to the benefit of and be owned by Licensor and not the Licensee. Licensee shall acquire no property rights whatsoever in the Licensed Marks by reason of its use thereof, and if, by operation of law or otherwise, Licensee is deemed to, or appears to, own any property rights in any of the Licensed Marks, Licensee shall, at Licensor's request and expense, execute any and all documents necessary to conform or otherwise establish Licensor's rights therein.

             2.2.3 Licensee agrees to identify Licensor as the owner of the Licensed Marks in all written materials using the Licensed Marks and to comply with all of Licensor's reasonable written guidelines concerning use of the Licensed Marks and the quality of Licensed Products bearing the Licensed Marks, to the extent that Licensee has actual notice of them. Licensee shall cooperate with Licensor's efforts to monitor compliance with its standards regarding product quality.

             2.2.4 Licensee agrees to provide Licensor with samples or photographs of each of Licensee's proposed uses of the Licensed Marks at least ten (10) business days before such use commences. If Licensor does not provide written notice to Licensee of Licensor's disapproval of the proposed use within such period and the reasons for such disapproval, the use will be deemed approved by Licensor.

      2.3 "SMOKY MARKET" WEBSITES. Licensee shall have the right to operate any and all websites using any and all domain names registered by Licensor or any of its Affiliates containing the term "Smoky Market" or any of the other Licensed Marks. If Licensor declines to register a given domain name containing the term "Smoky Market" or any of the other Licensed Marks, Licensee may register and use such domain name(s) as part of its trademark license under this Agreement.

      2.4    MARKETING MATERIALS, RECIPES, AND DESIGNS.

             2.4.1 As part of Licensee's rights under this Agreement, Licensee shall have the right to use and modify during the Term, and Licensor shall promptly provide to Licensee, any and all marketing materials, recipes, and designs (including but not limited to technical designs with respect to ovens) relating to the Licensed Products, including without limitation materials that constitute, describe, or otherwise reflect any Improvements (collectively, the "LICENSED MATERIALS").

             2.4.2 To the extent that Licensee creates any "derivative works" (as defined under the United States Copyright Act) of any Licensed Materials, Licensee agrees that Licensor (and/or its suppliers or licensors) shall own all Copyrights in and to such derivative works. Licensee shall, at Licensor's request and expense, execute any and all documents necessary to transfer and assign the Copyrights in such derivative works to their rightful owner, except that Licensee shall have and retain (regardless of the termination of this Agreement for any reason) an exclusive license of all of the Copyrights in and to any such derivative works to the extent that they reflect any inventions, whether patentable or unpatentable, conceived, created, reduced to practice, or otherwise developed by Licensee.

      2.5 SUBLICENSES. For each sublicense or franchise that Licensee grants pursuant to this Agreement, Licensee shall enter into a written agreement requiring the sublicensee or franchisee to be bound by and comply with the pertinent provisions of this Agreement, as designated by Licensor in writing. Each agreement shall expressly grant Licensor the right, but not the obligation, to enforce those provisions against the sublicensee or franchisee. Notwithstanding the foregoing sentence, Licensee shall be responsible to Licensor for its sublicensees' and franchisees' compliance with those provisions, shall notify Licensor of any breaches thereof that come to the attention of Licensee, and shall make commercially reasonable efforts to enforce them, subject to Licensor's preeminent right to protect its Intellectual Property Rights.

      2.6 NATURE OF LICENSES. The licenses granted under this Agreement and Licensor's obligations with respect thereto are intended by the Parties to constitute the licenses of intellectual property for purposes of Section 365 of the United States Bankruptcy Code.

      2.7 NOTICE OF IMPROVEMENTS. Licensor shall provide Licensee prompt, written notice of any and all Improvements, which shall be included as part of the Licensed Rights.

      2.8 RETAINED RIGHTS. Licensor shall retain a limited right to exercise and license others to exercise the Licensed Rights, but solely for purposes of developing Improvements.


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

3. CONSIDERATION TO LICENSOR.

      3.1 LICENSE FEE. As soon as reasonably practicable after execution of this Agreement, Licensee shall transfer to Licensor 40,000,000 shares of Licensee's common stock.

      3.2 ROYALTY. As additional consideration for the Licensed Rights granted to Licensee, Licensee agrees to pay Licensor the Royalty in U.S. dollars on a monthly basis, within ninety (90) days after the end of the month in which Licensee incurs the respective Processing and Special Facilities Cost. Licensee shall provide Licensor a reasonably detailed statement of the Royalty calculation with each Royalty payment.

      3.3 ROYALTY TERM. Licensee's obligation to pay the Royalty to Licensor will start on the Effective Date and will continue until this Agreement terminates, unless any of the following events occurs before termination, in which case the Royalty obligation shall terminate as of the earliest of them: (a) the expiration of the last of the Licensed Rights; or (b) courts other government bodies of competent jurisdiction finally determine that the last of the Licensed Rights is/are invalid or unenforceable.

      3.4 TAXES. Licensee agrees to pay and bear the liability for all taxes associated with the production, marketing, distribution, and/or sale of Licensed Products, including but not limited to sales, use, excise, added value, and similar taxes, and all customs, duties or governmental impositions, whether imposed by the government of the United States, any state, county, city or municipality, but excluding taxes on Licensor's net income, capital, or gross receipts, or any withholding taxes imposed if such withholding tax is allowed as a credit against United States income taxes of Licensor. If Licensee is required to withhold any such taxes, Licensee agrees to furnish Licensor all required documentation substantiating such withholding.

4. LICENSEE RECORDS; AUDIT RIGHTS.

      4.1 LICENSEE RECORDS. Licensee agrees to keep complete and accurate records to support its calculation of the Royalty and its compliance with this Agreement.

      4.2 AUDIT RIGHTS. Licensor shall have the right no more frequently than once per year, upon reasonable notice to Licensee, during Licensee's ordinary business hours, and at Licensor' expense, to examine and take excerpts from such records for the purpose of determining Licensee's compliance with its obligations under this Agreement. Such records shall be maintained by Licensee and kept available for inspection by Licensor on a three (3) year rolling basis. Any and all expenses associated with Licensor's audit of Licensee's records shall be borne solely by Licensor, unless an audit demonstrates an underpayment of ten percent (10%) or more for an annual period, in which case Licensee shall pay the reasonable costs of such audit.

      4.3 CONFIDENTIALITY. Any copies of Licensee records and any information obtained from Licensee in any examination pursuant to Section 4.1 shall be Confidential Information of Licensee within the meaning of
             Section 11.1 of this Agreement, regardless of whether such information or records are marked "confidential" or "proprietary."

5. CONDITIONS FOR MAINTAINING EXCLUSIVE NATURE OF LICENSE RIGHTS. Licensee agrees that, as a condition to maintaining the exclusive nature of its license rights under this Agreement, Sales of Licensed Products for the fifth (5th) year of this Agreement shall equal or exceed thirty million

      U.S. dollars (US$30,000,000). If Licensee fails to meet that minimum Sales amount during the fifth (5th) year of this Agreement, or Sales thereafter fall below that minimum annual amount for any one (1) year, Licensor shall have the option, on written notice to Licensee, to make Licensee's license rights under this Agreement non-exclusive for the remainder of the Term.

6.    INTELLECTUAL PROPERTY PROTECTION.

      6.1 LICENSED RIGHTS. Licensor, at its own expense, shall use all commercially reasonable efforts to defend and protect the Intellectual Property Rights associated with the Licensed Rights, subject to the provisions of this Section 6.

      6.2    PATENTS.

             6.2.1 PATENT REGISTRATION. Licensor shall have the right, but not the obligation, to seek patent registration or other protection under the patent laws of the United States or any foreign jurisdiction, at its own expense, regarding patentable Improvements developed by Licensor, its Affiliates, and/or its contractors. Licensee shall have the right, but not the obligation, to seek patent registration or otherwise to seek or maintain protection under the patent laws of the United States or of any foreign jurisdiction, at its own expense, with regard to any inventions discovered, conceived, designed, reduced to practice, or otherwise developed by Licensee or any individuals employed or otherwise contracted by or on behalf of Licensee. If, after any appointment of a trustee-in-bankruptcy or court-appointed receiver of the assets or business of Licensor, Licensor (or such trustee or receiver) or its applicable Affiliate does not elect to seek patent registration or other protection available under United States law within ninety (90) days of the discovery and/or development of any Improvement(s) developed by Licensor and/or any of its Affiliates, or at least sixty (60) days prior to the running of any provisional application or any period of protection under the U.S. patent laws, Licensee shall have the right to pursue such patent protection for the sole benefit and on behalf of Licensee, and Licensor and its Affiliates agree to cooperate fully with Licensee's efforts. If Licensor or any of its Affiliates determines that it will not seek patent protection for any Improvement(s) with respect to which it has the right to obtain such protection, Licensor shall notify Licensee of such determination promptly, and, in any event, so as not to prejudice Licensee's ability to obtain such patent protection if Licensee desires in its sole discretion to seek it, and Licensee shall have the right to pursue such patent protection for the sole benefit and on behalf of Licensee.

             6.2.2 PATENT MAINTENANCE. Licensor shall pay all required maintenance and other fees necessary to maintain the validity of any Patents included in the Licensed Rights and to undertake commercially reasonable efforts to defend the validity and enforceability of such Patents. If Licensor or any of its Affiliates, as applicable, decides to abandon or otherwise fails to protect any such Patents, e.g., by not paying maintenance, not defending a Patent, or otherwise, Licensor shall first notify Licensee in sufficient time to enable Licensee to undertake all necessary actions to preserve and defend such Patents, and Licensee shall have the right but not the obligation to undertake any such actions, and Licensor and its Affiliates shall cooperate with Licensee in its efforts to do so. All amounts expended and obligations reasonably incurred by Licensee in doing so shall be allowed by Licensor as a credit against Royalties due under this Agreement.

      6.3 COPYRIGHTS, MARKS, AND TRADE SECRETS. Licensor shall use commercially reasonable efforts to preserve, maintain, and protect any Copyrights, Marks, and Trade Secrets included in the Licensed Rights, including without limitation the making of appropriate filings with respect to registered Copyrights and registered Marks and, subject to the provisions of Section 6.2, the protection of the confidentiality of Trade Secrets. Notwithstanding the foregoing sentence, Licensor shall not be required to seek registration of any unregistered Copyrights or Marks where, in Licensor's reasonable discretion, the benefits outweigh the likely costs of registration. In all such instances, however, where Licensed Marks or significant works of authorship are involved, Licensor shall provide Licensee the opportunity and assistance required to seek registration of such unregistered Copyrights and Marks pursuant to
             Section 6.4.

      6.4 ADDITIONAL PROTECTION BY LICENSEE. Licensee, at its expense, may in its sole discretion seek additional protection of Intellectual Property Rights associated with the Licensed Products and the exercise of its rights under this Agreement, consistent with the provisions of this Section 6 and the other provisions of this Agreement.

      6.5    THIRD PARTY INFRINGEMENTS.

             6.5.1 If, during the Term, Licensor becomes aware of any infringement(s) of the Licensed Rights by any third party, Licensor, at its cost and expense, agrees to use all commercially reasonable efforts to bring such infringement(s) to an end. Licensee shall provide all reasonable assistance to Licensor in these efforts, at Licensor's request and expense. Any and all monetary settlements and other recoveries obtained by Licensor in such efforts, after recovering all of Licensor's associated out-of-pocket expenses, including without limitation attorneys' fees and court costs, shall be divided equally between the Parties.

             6.5.2 No settlement, consent judgment, or other voluntary final disposition of a suit or action brought pursuant to Section
                    6.5.1 may be entered into without Licensee's and Licensor's express written consent, which shall not be unreasonably withheld, delayed, or conditioned.

7. REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

      7.1    REPRESENTATIONS AND WARRANTIES.

             7.1.1  LICENSEE. Licensee represents and warrants to Licensor that:
                    (a) this Agreement has been duly and validly executed and delivered by Licensee and constitutes the legal, valid and binding obligation of Licensee; (b) Licensee has full authority to execute, deliver, and perform this Agreement;
                    (c) Licensee's execution, delivery, and performance of this Agreement will not conflict with or violate (1) any provision of any law, rule, or regulation to which Licensee is subject, or (2) any agreement or other instrument applicable to Licensee or binding upon its assets or properties; (d) none of the Licensed Products sold and distributed by Licensee, its sublicensees, and/or its franchisees will be defective; and (e) that Licensee, its sublicensees, and its franchisees will place or use appropriate Intellectual Property Rights notices on all Licensed Products, marketing materials, and other materials


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

                    relating to the Licensed Products. As used in this Section 7.1.1, the term "defective" means that the Licensed Product
                    (i) is not produced, packaged, labeled, marketed, distributed, and/or sold in compliance with all applicable laws, regulations, and government standards; (ii) does not meet the Licensee's, its sublicensee's, and/or its franchisee's written descriptions of such Licensed Products;
                    (iii) does not meet the Licensor's quality standards of which Licensee has actual notice; and/or (iv) lacks sufficient quality at the stated price to pass without objection in the trade.

             7.1.2  LICENSOR. Licensor represents and warrants to Licensee that:
                    (a) except as set forth on Schedule 7.1.2 attached hereto, Licensor is the owner of the entire right, title, and interest in and to the Licensed Rights and has not licensed any of them to any third party; (b) Licensee has obtained any and all third-party consents necessary to enable Licensor to enter into this Agreement and to grant the rights granted to Licensee under this Agreement; (c) Licensor has obtained from the Processor, Reed Ovens, and each of other Person involved in the development of the Licensed Products or any proprietary methods associated with producing the License Products enforceable, written nondisclosure and invention assignment agreements in a form or forms reasonably acceptable to Licensee; (d) Licensee's exercise of the Licensed Rights as authorized herein will not infringe the Patents, Copyrights, Trade Secrets, Marks, or other Intellectual Property Rights of any third party;
                    (e) Licensor has explained to Licensee any and all approvals obtained from, or required by, the United States Department of Agriculture with respect to the production, marketing, distribution, and/or sale of the Licensed Products; (f) after execution of this Agreement, Licensee shall have the right to produce, market, distribute and/or sell Licensed Products under the same terms and conditions as Licensor enjoyed prior to the execution of this Agreement; (g) this Agreement has been duly and validly executed and delivered by Licensor and constitutes the legal, valid and binding obligation of Licensor; (h) Licensor has full authority to grant the rights granted to Licensee under this Agreement and to execute, deliver, and perform this Agreement; and (i) Licensor's execution, delivery and performance of this Agreement will not conflict with or violate (1) any provision of any law, rule, or regulation to which Licensor is subject, or (2) any agreement or other instrument applicable to Licensor or binding upon its assets or properties.

      7.2 INDEMNITY OBLIGATIONS. Subject to the requirements of Section 7.3, each Party will defend, indemnify, and save harmless the other Party, its successors and permitted assigns, if any, and all of their officers, directors, employees, Affiliates, and agents, from and against any and all losses, costs, damages, expenses (including, without limitation, reasonable attorneys' fees, expert witness fees, court costs, and other expenses), fines, suits, proceedings, claims, demands, or actions of any kind or nature (whether based on tort, contract, trade, regulatory, or other law) ("CLAIMS") brought by any third party arising from or relating to the indemnifying Party's (a) breach of any of the representations and/or warranties provided under this Agreement, and (b) any other breach of this Agreement (collectively "COVERED CLAIMS"). Any amounts owed by Licensor to Licensee pursuant to its indemnity obligations under this Agreement may, at Licensee's option, be netted against any Royalties payable to Licensor.


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

      7.3 NOTICE AND ASSISTANCE. Upon receipt of actual notice of any Covered Claims, the Party entitled to indemnification under Section 7.2 ("INDEMNIFIED PARTY") shall (a) promptly notify the other Party ("INDEMNIFYING PARTY") of such claims; (b) allow the Indemnifying Party to control the defense of such claims, except that the Indemnified Party shall have the right but not the obligation, at its sole expense, to have its own legal counsel participate in all aspects of the proceedings; (c) allow the Indemnifying Party to settle or compromise such claims, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed, or conditioned, and (d) fully cooperate with the Indemnifying Party and provide such Party all authority, information, and assistance (at the Indemnifying Party's request and expense) that are reasonably necessary for the Indemnifying Party to defend any such Covered Claims.

8. ADDITIONAL COVENANTS RELATING TO CERTAIN AGREEMENTS. Licensor shall use its reasonable best efforts (a) to cause the Processor to permit Licensee to assume all of the rights and future obligations of Licensor under the Processing Agreement, the oven lease, the distribution center lease, and all similar and related agreements, and/or (b) to facilitate the negotiation of superseding agreement(s) to which Licensee is a party. Prior to any such assumption of rights and future obligations by Licensee and/or the execution of any such superseding agreement(s), Licensor shall comply with all of the terms and conditions of such agreements and shall make any and all of Licensor's rights thereunder available to Licensee in exchange for Licensee's reimbursement to Licensor of all reasonable associated costs and Licensee's cooperation in complying with all of the terms and conditions of such agreements.

9.    DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY.

      9.1 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER TO THE OTHER PARTY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. ANY AND ALL SUCH IMPLIED WARRANTIES ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED TO THE FULLEST EXTENT ALLOWED BY LAW.

      9.2 LIMITATION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT, OR SPECIAL DAMAGES OR FOR ANY LOSS OF PROFITS OR GOODWILL ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF EITHER PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT OR ANY OTHER THEORY OF LIABILITY. THIS SECTION 9.2 SHALL NOT LIMIT IN ANY WAY EITHER PARTY'S INDEMNITY OBLIGATIONS UNDER SECTION 7 OF THIS AGREEMENT.

10. TERM AND TERMINATION.

      10.1 TERM. Agreement shall become effective on the Effective Date and shall remain in effect until the date ten (10) years from the first day of the first quarter that follows the Effective Date and, at

             Licensee's option, for four additional renewal periods of ten (10) years each from that date, unless this Agreement is earlier terminated in accordance with its provisions. The initial period plus any renewal periods shall constitute the "TERM." Licensee may exercise its renewal rights by providing written notice of renewal at least ninety (90) days before the end of the then-existing Term.

      10.2 TERMINATION FOR MATERIAL BREACH. Either Party may, in its sole discretion, terminate this Agreement if the other Party has committed a material breach of this Agreement and has failed to cure such material breach within ninety (90) days after receipt of written notice from the non-breaching Party specifying the nature of the breach.

      10.3 BANKRUPTCY. Licensor may terminate this Agreement immediately upon written notice, to the extent allowed by law, if (a) a bankruptcy petition is filed against Licensee that is not dismissed within sixty (60) days, or (b) Licensee files a petition for bankruptcy.

      10.4 TERMINATION FOR CONVENIENCE. Licensee may, within its discretion, terminate this Agreement for convenience upon ninety (90) days written notice to Licensor.

      10.5 REMEDIES. In the event of any breach of this Agreement, the non-breaching Party shall have all rights and remedies provided in law or equity relating to such breach, including, without limitation, the right of specific performance and damages, as appropriate.

      10.6 EFFECT OF TERMINATION. Upon termination of this Agreement, all of the licenses and rights granted to Licensee under this Agreement shall terminate, except that for a period of 120 days after termination of this Agreement, Licensee shall have the right to sell off its inventory of Licensed Products and to make use of the Marks to do so, subject to all of the applicable terms and conditions of this Agreement.

11. CONFIDENTIALITY; NON-COMPETITION.

      11.1   CONFIDENTIALITY.

             11.1.1 During the Term and following termination of this Agreement for any reason, each Party shall keep confidential the information of the other Party which, in accordance with the terms of this Agreement or otherwise, has been learned by, disclosed to or otherwise provided to such party including, but not limited to, financial, administrative, accounting, and personnel information, provided that the disclosing Party has prominently marked the information "Confidential" or "Proprietary" ("CONFIDENTIAL INFORMATION"). If the Confidential Information is disclosed in intangible form (e.g., orally or visually), it must be identified by the disclosing Party as "confidential" or "proprietary" at the time of disclosure and must be followed by written confirmation delivered to the receiving Party within thirty (30) days of the original disclosure indicating the date of disclosure and summarizing the information that the party considers to be Confidential Information. Section
                        4.3 contains an exception to this marking requirement.

             11.1.2 The receiving Party will protect disclosing Party's Confidential Information with at least the same degree of care it uses to protect its own proprietary information, but in no case with less than reasonable care. The receiving Party will not disclose the disclosing Party's Confidential Information to any third

                        Party except as provided for in this Agreement. Licensor shall only use any Confidential Information of Licensee to exercise Licensor's rights under this Agreement. Without limiting the generality of the foregoing statement, Licensor shall not use any of Licensee's Confidential Information to compete with Licensee or to enable any other person to compete with Licensee.

             11.1.3 The restrictions contained in Section 11.1.2 shall not apply to any information that (a) was rightfully known to the receiving Party without any duty of confidentiality before receiving it from the disclosing Party; (b) is or becomes publicly available through no fault of the receiving Party; (c) is rightfully received by the receiving Party from a third Party without a duty of confidentiality; (d) is independently developed by the receiving Party without a breach of this Agreement; or (e) is disclosed by the receiving Party with the disclosing Party's prior written approval. If a Party is required by a government body, court of law, or other legal authority to disclose Confidential Information of the other Party, the Party under the disclosure obligation shall give the other Party reasonable advance notice and other reasonable cooperation so that it may contest the disclosure or seek an appropriate protective order with respect to such Confidential Information.

             11.1.4 Any and all copies made of a Party's Confidential Information shall be and remain the property of the disclosing Party. Upon termination of this Agreement for any reason whatsoever, each Party shall promptly deliver to the other Party all Confidential Information of such other Party in such Party's possession or control, except that a Party main retain one copy solely for archive purposes, which archive copy shall remain subject to all of the confidentiality restrictions of this Section 11. The Parties acknowledge and agree that violation of this Section 11 may cause irreparable injury, that the remedy at law for any violation or threatened violation thereof would be inadequate, and that Party that owns the Confidential Information shall be entitled to temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damages or posting bond. The Parties acknowledge that the restrictions contained in this
                        Section 11 are reasonable. If a court of competent jurisdiction determines that the restrictions set forth in this Section 11 are unreasonable, then the Parties agree that such court is authorized to establish reasonable restrictions, and the Parties agree to comply with the restrictions established by such court.

             11.1.5 No alleged failure by a Party to protect or guard against the unauthorized disclosure of the other Party's Confidential Information shall be a basis for diminishing such other Party's obligation to protect as confidential and not to use, copy, reproduce or disclose, or allow others to use, copy, or disclose, in an unauthorized manner, the alleged violator's Confidential Information.

      11.2 NON-COMPETITION. Licensor shall not sell, distribute, or otherwise make available, or directly or indirectly assist any other Person to sell, distribute, or otherwise make available, any product that competes with any Licensed Product during the Term.

12. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns, if any, of the Licensor and the Licensee. Neither Party shall assign any of its rights or delegate any of its duties under this Agreement to any other Person, by operation of law or otherwise, without the express written consent of the other Party, which consent shall not be unreasonably withheld, delayed, or conditioned.

13. FORCE MAJEURE. Any cause or circumstance of whatever nature which prevents or delays performance by a Party of its obligations hereunder, including, without limitation, any riot, labor dispute, strike or civil disturbance, or any governmental statute, rule, regulation or other or approval, which cause or circumstance is not within the control of the Party chargeable, and which cannot by the exercise of reasonable diligence by such Party be prevented or overcome, shall extend the time for performance thereof, provided such cause or circumstance was the proximate cause of the failure to perform.

14. FURTHER ACTION. The Parties agree to execute and deliver all documents, provide all information and take or forebear from all such action, as may be necessary or appropriate, to achieve the purposes of this Agreement.

15. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when sent by facsimile (with receipt confirmed), or (c) when receipt by the addressee is confirmed by the U.S. Postal Service or a nationally-recognized express delivery service, if sent by Express Mail or nationally-recognized express delivery service (receipt requested), in each case to the other Party at the Notice Address and facsimile number (or to such other address or facsimile number for a Party as shall be specified by like notice; provided that notices of a change of address or facsimile number shall be effective only upon actual receipt thereof).

16. SECTION HEADINGS; CONSTRUCTION. The Section headings throughout the Agreement are for reference purposes only, and the words contained therein shall in no way be held to explain, modify, or aid in the interpretation, construction, or meaning of this Agreement. References in this Agreement to "Section" and "Sections" shall be deemed and construed to refer to the corresponding sections of this Agreement. As used in this Agreement, the term "day" alone shall mean a calendar day, and the term "business day" shall mean any day, other than Saturday and Sunday, during which banks are open for business in Aptos, California. The term "quarter" shall mean a calendar quarter beginning on January 1, April 1, July 1, or October 1, and any reference to a "year" or an "annual" period or amount refers to the first four calendar quarters of a given year following the Effective Date or the anniversary of the Effective Date. This Agreement shall be construed as if each Party has had the opportunity to participate in drafting it and shall not be construed against either Party.

17. NO THIRD PARTY BENEFICIARIES. The provisions of the Agreement are for the benefit of the Parties hereto and not for any creditor of a Party or for any other Person.

18. MODIFICATION, AMENDMENT, AND WAIVER. No modifications or amendments to the Agreement and no waiver of any provisions hereof shall be valid unless made in writing signed by duly authorized representatives of the Parties. Any failure or delay by either Party to exercise or partially exercise any right, power or privilege hereunder shall not be deemed a waiver of any of the rights, powers or privileges under this Agreement. The waiver by either Party of a breach of any term, condition or provision of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach thereof.

19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without giving effect to the choice of law provisions thereof.

20. REMEDIES. Except as otherwise provided for herein, no remedy conferred by any of the specific provisions of the Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder, now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Licensor or Licensee shall not constitute a waiver of the right to pursue other available remedies.

21. SEVERABILITY. If under applicable law any term, provision or part of the Agreement is to any extent held invalid, void or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall not be impaired or affected thereby, and each term, provision, and part shall continue in full force and effect, and shall be interpreted in a manner consistent with the Parties' intent. To the full extent, however, that the provisions of such applicable law may be waived, however, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with all of its terms. The Parties further agree to replace any invalid provision with a new provision that has the most nearly similar permissible, economic, or other effect.

22. SURVIVAL. Any terms, conditions, representations, and warranties contained in the Agreement that by their sense and context are intended to survive the termination of this Agreement shall survive the termination of this Agreement. Such provisions include, but are not necessarily limited to, Sections 1, 2.4.2, 4, 6.2.1, 7, 9, 10, 11.1, and 12 through 28.

23. ATTORNEYS' FEES. In connection with any action or proceeding arising under or relating to this Agreement, the prevailing Party is entitled to recover, in addition to any other amounts awarded, costs and reasonable attorneys' fees, through all stages of litigation, including all proceedings and appeals and all settlement, enforcement, and collection proceedings.

24.   DISPUTE RESOLUTION.

      24.1 JURISDICTION AND NATURE OF DISPUTE. Any and all disputes under this Agreement involving the proper calculation of the Royalty or Sales or the payment of the Royalty shall be resolved by binding arbitration as set forth in Section 24.2 below, and (b) all other disputes arising under or relating to this Agreement shall be decided by litigation in a court of competent jurisdiction sitting in the State of California. The jurisdiction and methods for resolving disputes set forth herein shall be the sole means for resolving any disputes arising out of or relating to this Agreement, and the Parties hereby acknowledge that they are subject to the jurisdiction of the courts sitting in the State of California and that they have waived and relinquished the jurisdiction of any other court.

      24.2 ARBITRATION: The Parties shall submit disputes involving the proper calculation of the Royalty and Sales and the payment of the Royalty to binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association in effect as of the date of the demand for arbitration or such other rules as the Parties may mutually agree (the "RULES"). Unless otherwise mutually agreed by the Parties, the arbitration shall be conducted before a single arbitrator who is an independent certified public accountant. The arbitration hearing shall be conducted in one session of consecutive business days;

             provided, however, that if the cumulative amount in controversy totals less than US$50,000, the arbitration hearing shall not exceed one business day, and if the cumulate claims total more than US$50,000 but less than US$100,000, the arbitration hearing shall not exceed two business days. Discovery shall be allowed only as provided in the Rules, by order of the arbitrator upon a showing of substantial need, or by agreement of the Parties. The demand for arbitration shall be given within a reasonable time after written notice of the Royalty dispute has been given to the other Party and in no event later than one (1) year from the time the dispute arose. The arbitrator shall have authority to enter an award in favor of Licensor if s/he determines that there has been an underpayment of the Royalty but shall not have authority to enter any award that is contrary to Iowa law or that is not supported by substantial evidence. If the arbitrator enters an award that is contrary to Iowa law or that is not supported by substantial evidence, the arbitrator shall be deemed to have acted outside his/her authority. All arbitration proceedings shall be held in Aptos, California, unless the parties otherwise mutually agree. This provision shall not prevent a Party from seeking temporary or preliminary injunctive relief in any court of competent jurisdiction sitting in the State of California.

      24.3 WAVIER OF JURY TRIAL. THE PARTIES HEREBY AGREE THAT NEITHER WILL REQUEST A JURY FOR ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EXPRESSLY WAIVE ANY AND ALL SUCH RIGHTS TO A JURY TRIAL THAT MAY EXIST UNDER STATE, FEDERAL, OR CONSTITUTIONAL LAW.

25. RELATIONSHIP OF THE PARTIES. In the performance of this Agreement, both Parties are acting in their separate capacities as independent contractors and not as employees, partners, joint venturers, associates, representatives, or agents of one another. Each Party acknowledges that it does not have the authority to act for or in the name of the other Party or to commit the other Party in any manner whatsoever with respect to the performance of this Agreement.

26. SECURITIES LAW REPRESENTATIONS. In connection with its receipt of the shares of Licensee's common stock issuable pursuant to Section 3.1 (the "Shares"), Licensor hereby represents and warrants to Licensee as follows:

      26.1 REPRESENTATIONS NOT MADE BY COMPANY. Licensor represents and affirms that none of the following information has ever been represented, guaranteed or warranted to Licensor, expressly or by implication, by any person: (i) the approximate or exact length of time that Licensor will be required to remain a security holder of Licensee; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in Licensee; or (iii) the possibility that the past performance or experience on the part of Licensee or any affiliate, or any officer, director, employee or agent of the foregoing, might in any way indicate or predict the results of ownership of any Security or the potential success of Licensee's operations.

      26.2 PURCHASE FOR OWN ACCOUNT. Licensor is the sole and true party in interest, is acquiring the Shares for its own account for investment, is not purchasing the Shares for hereby for the benefit of any other person, and has no present intention of holding or managing the Shares with others or of selling, distributing or otherwise disposing of any portion of the Shares. Licensor is duly organized and in good standing in its jurisdiction of organization and has its principal place of business in the State of California.

      26.3 DISCLOSURE AND REVIEW OF INFORMATION. Licensor acknowledges and represents that it has been given a reasonable opportunity to review all documents, books and records of Licensee pertaining to this investment, and has been supplied with all additional information concerning Licensee and the Shares that has been requested by Licensor, has had a reasonable opportunity to ask questions of and receive answers from Licensee or its representatives concerning this investment, and that all such questions have been answered to the full satisfaction of Licensor. Licensor has received, and acknowledges that it is receiving, no representations, written or oral, from Licensee or its officers, directors, employees, attorneys or agents other than those contained in this Agreement. In making his/her decision to purchase the Shares, Licensor has relied solely upon its review of this Agreement and independent investigations made by it or its representatives without assistance of Licensee.

      26.4 SPECULATIVE INVESTMENT. Licensor understands that (i) it must bear the economic risk of the investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act or qualified under the Securities Act of 1933, as amended or the securities laws of any other jurisdiction and
             (ii) its investment in Licensee represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. Licensor has adequate means of providing for its current needs and possible contingencies, and is able to bear the high degree of economic risk of this investment, including, but not limited to, the possibility of the complete loss of Licensor's entire investment and the limited transferability of the Shares, which may make the liquidation of this investment impossible for the indefinite future.

      26.5 INVESTMENT EXPERIENCE. Licensor has experience as an investor in securities and acknowledges that it can bear the economic risk of its investment in the Shares. By reason of Licensor's business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by Licensee or any affiliate or selling agent of Licensee, directly or indirectly, Licensor has the capacity to protect its own interests in connection with its purchase of the Shares. Licensor has the financial capacity to bear the risk of this investment and has received from Licensee all information it has requested and considers necessary or appropriate for deciding whether to purchase the Shares. Licensor has not been organized solely for the purpose of acquiring the Shares. The manager of Licensor is the founder, Chairman and CEO of Licensee.

      26.6 RESTRICTED SECURITIES. Licensor understands that the Shares are and will be "restricted securities" under the Securities Act inasmuch as they are being acquired from Licensee in a transaction not involving a public offering, and that, under the Securities Act and applicable regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Licensor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Licensor further confirms and agrees that Licensee is under no obligation to register the re-sale of the Shares under the Securities Act or any state securities laws.

      26.7 LEGENDS. Licensor understands that the certificates evidencing the Shares will bear the legend set forth below, together with any other legends required by the laws any other state with jurisdiction:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STAEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS IN EFFECT WITH RESPECT TO SUCH SECURITIES OR LICENSEE HAS RECEIVED AN OPINION IN FORM AND SUBSTANCE SATISFACTORY TO LICENSEE PROVIDING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE.

      26.8 The legend set forth above shall be removed by Licensee from any certificate evidencing any of the Shares only (i) upon receipt by Licensee of an opinion in form and substance satisfactory to Licensee that such legend may be removed pursuant to Rule 144 promulgated under the Securities Act, or (ii) upon confirmation that a registration statement under the Securities Act is at that time in effect with respect to the legended Shares and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Share was issued.

27. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the Parties with respect to subject matters hereof, and supersedes all prior written and oral communications, agreements, letters of intent, representations, warranties, statements, negotiations, understandings and proposals, with respect to such subject matters.

28. COUNTERPARTS. Once this Agreement is signed by both Parties, any reproduction of it made by reliable means (e.g., photocopy or facsimile) shall be deemed an original. This Agreement may be executed in counterparts or with detachable signature pages and shall constitute one and the same Agreement binding on all Parties as if all Parties signed the same copy. Signature pages may be signed and delivered via facsimile, mail, or otherwise.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the Parties have duly executed and delivered this Exclusive License Agreement as of the Effective Date.

LICENSOR:                                  LICENSEE:

SMOKY SYSTEMS, LLC,                        SMOKY MARKET FOODS, INC.,


By: /s/ Edward Feintech                    By: /s/ Edward Feintech
Name: Edward Feintech                      Name: Edward Feintech
Title:  Manager                            Title:  Manager

Notice Address: ____________________       Notice Address: _____________________
____________________________________       _____________________________________
Attn: ______________________________       Attn: _______________________________
Facsimile: _________________________       Facsimile: __________________________